Exhibit 99.1

For Immediate Release

Company Contact:                          Investor Relations Contact:

Eli Schick, Schick Technologies, Inc.     Lester Rosenkrantz, Cameron Associates
Telephone: 718-937-5765                   Telephone:  212-554-5486
Email: eschick@schicktech.com             Email: Lester@cameronassoc.com

                            Schick Technologies, Inc.
       First Quarter Fiscal 2004 Earnings Release Scheduled for August 13

LONG ISLAND CITY, N.Y., August 7, 2003 -- Schick Technologies, Inc. (OTCBB:
SCHK), a leader in proprietary digital imaging technologies for the dental market, today announced it will report its financial results for the first quarter of fiscal year 2004, ended June 30, 2003, on Wednesday, August 13, at 4:00 pm EDT (Eastern Daylight Time), and hold its conference call on Wednesday, August 13 commencing at 5:00 pm EDT.

      What:                Schick Technologies First Quarter Fiscal Year 2004
                           Conference Call

      When:                Wednesday, August 13, 2003, 5:00 p.m. EDT

                           Webcast address: www.companyboardroom.com, www.streetevents.com, or www.schicktech.com

      Dial-in numbers:     800-901-5217, passcode #12835784 and 617-786-2964 -
                           (international).

      Contact: Lester Rosenkrantz, Cameron Associates, 212-554-5486 lester@cameronassoc.com

If you are unable to participate, an audio digital replay of the call will be available from Wednesday, August 13 at 7:00 p.m. EDT until Midnight EDT on August 20 by dialing 1-888-286-8010 (domestic) or 617- 801-6888 (international) using confirmation code #73167766. A web archive will be available for 30 days at www.companyboardroom.com, www.streetevents.com or www.schicktech.com

The Company's earnings release, which is expected to be issued on August 13, 2003, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the "Investors" section of Registrant's web site at http://www.schicktech.com.

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets.

The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.